                                                               Exhibit 99.(c)(2)

--------------------------------------------------------------------------------

                          Materials Prepared for the
                         Board of Directors regarding:

                                BI Incorporated

                                August 9, 2000

--------------------------------------------------------------------------------


                      [SunTrust Equitable Logo Goes here]

THE FOLLOWING MATERIALS ARE BASED UPON SUNTRUST EQUITABLE SECURITIES CORPORATION'S ANALYSIS OF THE TRANSACTION AS DESCRIBED IN THE DRAFT AGREEMENT AND PLAN OF MERGER DATED AUGUST 3, 2000. IN THE EVENT OF MATERIAL CHANGES TO THIS DOCUMENT WHICH ARE NOT REFLECTED IN THESE MATERIALS, THE ENCLOSED ANALYSIS AND OUR CONCLUSIONS MAY BE AFFECTED.



Certain portions of the enclosed analysis are based upon projected financial results and other sections describe plans and strategies which may not materialize. Any projected financial results are based upon analyst forecasts, internal projections and discussions with management. A number of factors, including industry conditions, changes in costs, labor issues and other factors which are beyond the scope of these projections and out of the control of BI Incorporated and SunTrust Equitable may cause actual results to differ materially from these projections.

Table of Contents


1.  Executive Summary

2.  Summary Operating Statistics

3.  Stock Price Performance and Ownership

4.  Valuation Analysis

     A.  Comparable Public Companies Analysis

     B.  Comparable Acquisitions

     C.  Discounted Cash Flow Analysis

     D.  Leveraged Buyout Analysis

5.  Premiums Paid Analysis

Exhibit
-------

A.  Leveraged Buyout Model

Section 1
Executive Summary

Executive Summary


 .    We understand that Kohlberg & Company ("Kohlberg") intends to commence an offer to purchase all of the outstanding shares of BI Incorporated ("BI" or the "Company") common stock at a price of $8.25 per share, net to the seller for such shares in cash, through a tender offer to be commenced as promptly as practicable (the "Proposed Transaction").

 .    SunTrust Equitable Securities Corporation ("STES") has been retained by the
     Company to serve as financial advisor and to render an opinion to the Board of Directors of BI with regard to the Proposed Transaction. As such, STES has been requested to render an opinion as investment bankers (the "Opinion") as to the fairness, from a financial point of view, of the consideration to be paid to the Company's shareholders under the terms of the Proposed Transaction.

Scope of Engagement

 .    In connection with our engagement, STES has, among other things:

     .   reviewed the draft merger agreement dated August 3, 2000;

     . reviewed certain historical and projected financial information regarding BI;

     . reviewed certain information relating to comparable acquisition transactions;

     . reviewed certain financial and other information with respect to certain other corrections/treatment companies;

     . compared certain financial positions and operating results of the Company; and

     . conducted such other financial studies, analyses and investigations and reviewed such other factors as we deemed appropriate.

Executive Summary

 .    We held discussions with senior management of the Company concerning the historical and current operations of the business, its financial condition and prospects, as well as the present strategic and operating issues facing the Company.

 .    We have assumed (i) the accuracy of the Company's audited historical financial statements as prepared by the Company's management and subject to audit by Arthur Andersen LLP and/or Pricewaterhouse Coopers LLP, (ii) the accuracy of the Company's unaudited interim historical financial statements as prepared by the Company's management and (iii) the financial forecasts which we examined were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company.

 .    We have also assumed that all material assets and liabilities (contingent or otherwise) of the Company are as set forth in the financial statements of the Company or as otherwise disclosed by BI.

 .    Our methodologies included:

     - A review and comparison of trading multiples for comparable publicly-traded companies in the corrections industry;

     - A review of recently completed precedent transaction multiples for merger and acquisition transactions in the corrections industry (i.e., multiples of revenues, gross profit, and EBITDA as available);

     - Performing a discounted cash-flow analysis of the Company including sensitivity analyses utilizing a range of assumptions;

     - Performing a stand-alone leveraged buyout analysis of the Company including sensitivity analyses utilizing a range of assumptions; and

     - Performing a premiums paid analysis for cash offers during the past year with enterprise values ranging from $25 million to $250 million.

Executive Summary


Overview of the Proposal

Consideration:            $8.25 per share in cash

Mechanism:                Tender offer for 90% of fully diluted shares
                          outstanding. Target or Acquiror may extend for two additional 20 business day periods. If more than 75%, but less than 90% of shares are tendered, Long Form
                          Merger can be undertaken.

Financing:                Cash, senior bank debt, senior subordinated debt and
                          equity

Termination Fee:          Expenses of Acquiror plus $2 million if Company enters
                          into an alternative transaction within 18 months.

Indemnification for
  Board of Directors:     Existing indemnification for four years with attempt
                          to renew thereafter.

No Solicitation:          Company cannot solicit, initiate, or encourage any
                          action that facilitates an alternative transaction except as allowed under fiduciary out.

Fiduciary Out Provisions: The Board may withdraw, modify or amend its recommendation of the merger agreement or approve, determine to be advisable or recommended a Superior Proposal if a majority of the Board determines in good faith, after considering applicable provisions of state law and after consultation with outside counsel, that the failure to do so could reasonably be expected to constitute a breach of its fiduciary duties to its stockholders under applicable law.

Tax Implications:         Taxable to BI shareholders

Accounting Treatment:     Purchase

Executive Summary

Significant Conditions:   . No statutes or other laws or orders prohibiting
                            consummation of the merger;

                          . No injunctions;

                          . Stockholder agreements and options; and

                          . Stockholder approval, if necessary.

Major Covenants:          . Conduct of business

Termination:              . By mutual consent;

                          . By either party if Effective time shall not have
                            occurred on or before November 15, 2000, or in the event of Long Form Merger, February 15, 2001;

                          . By either party if prohibited by a governmental
                            entity;

                          . By the Company if a Superior Offer is accepted;

                          . By the Company if there is a material breach of the
                            merger agreement by the Acquiror;

                          . By either party if the offer expired with no shares
                            being purchased;

                          . By Acquiror if the Board withdraws, modifies or
                            proposes publicly to withdraw or modify its recommendation of the offer;

                          . By Acquiror if the Company materially breaches the
                            merger agreement;

Section 2

Summary Operating Statistics

Summary Operating Statistics

($ in millions, except percentages)

                                                                        Fiscal Year End June 30,
                                                ----------------------------------------------------------------------------------
                                                 1998A         1999A        2000E/(1)/   2001     2002     2003     2004     2005
                                                -------       -------       ----------  -------  -------  -------  -------  -------
Revenue:
  Service, Monitoring & Rental                  $  44.8       $  57.0         $  67.1   $  78.0  $  93.2  $ 111.0  $ 130.9  $ 153.2
  Direct Sales                                     13.8          11.4            10.3       9.3      9.0      9.0      9.0      9.0
                                                -------       -------       ----------  -------  -------  -------  -------  -------
Total Revenue                                      58.6          68.4            77.4      87.3    102.2    120.0    139.9    162.2
% growth                                           30.8%         16.6%           13.2%     12.8%    17.1%    17.3%    16.6%    15.9%

Cost of Sales:
  Service, Monitoring & Rental                     22.7          28.9            39.3      45.6     54.5     64.4     75.3     87.3
  Direct Sales                                      6.0           4.9             6.3       6.0      5.4      5.2      5.0      5.0
                                                -------       -------       ----------  -------  -------  -------  -------  -------
Total Cost of Sales                                28.7          33.8            45.6      51.6     59.9     69.6     80.3     92.4

Gross Profit:
  Service, Monitoring & Rental                     22.1          28.1            27.8      32.4     38.7     46.6     55.6     65.9
  Direct Sales                                      7.9           6.5             4.0       3.3      3.6      3.8      4.0      4.0
                                                -------       -------       ----------  -------  -------  -------  -------  -------
Total Gross Profit                                 30.0          34.6            31.8      35.7     42.3     50.4     59.6     69.8
Gross Profit %                                     51.1%         50.6%           41.1%     40.9%    41.4%    42.0%    42.6%    43.1%

SG&A                                               21.5          23.7            26.3      26.2     30.0     34.9     40.3     44.4
Interest Expense                                     --            --             1.0       0.8      0.4      0.3      0.2      0.1
Amortization expense                                7.1/(2)/      7.4/(2)/        1.7       1.5      1.6      1.6      1.6      1.6
                                                -------       -------       ----------  -------  -------  -------  -------  -------
NIBT                                                1.3           3.6             2.8       7.2     10.3     13.6     17.5     23.7
% revenue                                           2.3%          5.2%            3.6%      8.2%    10.1%    11.3%    12.5%    14.6%
                                                -------       -------       ----------  -------  -------  -------  -------  -------
EBITDA                                          $   8.5       $  10.9         $  12.2   $  17.1  $  19.7  $  22.9  $  27.0  $  30.9
                                                =======       =======       ==========  =======  =======  =======  =======  =======

--------------------------------------
(1) Pro forma to reflect Intervention acquisition.
(2) Includes depreciation.
Source: Company projections

Summary Operating Statistics

Selected Quarterly Growth Information





        ---------------------------------------------------------------
            GRAPH: Relative Growth Quarter vs. Year Ago Quarter (%)
        ---------------------------------------------------------------

Section 3

Stock Price Performance and Ownership

Stock Price Performance and Ownership

BIAC 1 Year Weekly Price/Volume Graph






                -----------------------------------------------
                                     GRAPH
                -----------------------------------------------



        Source: Factset

Stock Price Performance and Ownership

Volume Distribution



      ------------------------------------------------------------------
                 GRAPHS: 90 Day and 1 Year Volume Distribution
      ------------------------------------------------------------------





 . Over the 90 Day period ended August 7, 2000, 774 thousand shares traded representing approximately 9.7% of total shares outstanding. The weighted average stock price over this period was $5.44. Over the year ended August 7, 2000 3.85 million shares traded representing 48.5% of total shares outstanding and a weighted average stock price of $7.25.




-----------
Source: Factset

Stock Price Performance and Ownership

BIAC Shareholder Analysis


--------------------------------------------------------------------
                     Institutional Holders /(1)/
--------------------------------------------------------------------
                                                         As a % of
                                                        Total Shares
Holder                                 Shares Held      Outstanding
-----------------------------------   -------------     ------------
Merrill Lynch Asset Management            722,200           9.1%
Dimensional Fund                          591,300           7.4%
Wynnefield Capital Management             315,125           4.0%
United Missouri Bank of Kansas City       240,555           3.0%
Barclays Bank PLC                          82,219           1.0%
Reich & Tang Asset Management              72,500           0.9%
Mellon Bank Corporation                    20,300           0.3%
Bank of New York                           20,000           0.3%
Sloate, Weisman, Murray & Co.              15,000           0.2%
Northern Trust Corporation                 14,500           0.2%
AXA Financial                              10,000           0.1%
United States Trust Co. of NY               7,000           0.1%
CIBC Securities                             2,100           0.0%
Norwest Bank of Minnesota                   2,000           0.0%
Banc One Corporation                          916           0.0%
First Virginia Bank                           500           0.0%
Gray Seifert & Company                        100           0.0%
Taunus Corporation                            100           0.0%
International Strategy & Investment           100           0.0%
                                      -------------     ------------
Total Institutional Holdings            2,116,510          26.6%
                                      =============     ============


--------------------------------------------------------------------
                           Insiders/(2)/
--------------------------------------------------------------------
                                                         As a % of
                                                        Total Shares
Holder                                 Shares Held      Outstanding
-----------------------------------   -------------     ------------
David J. Hunter                           144,926           1.8%
Mckinley C. Edwards, Jr.                   58,563           0.7%
Jackie A. Chamberlin                       30,872           0.4%
Byam K. Stevens                            20,950           0.3%
Steven P. Merefield                        20,165           0.3%
Jeremy N. Kendall                          11,150           0.1%
Jonathan M. Hinebauch                       6,830           0.1%
Perry M. Johnston                           3,000           0.0%
Beverly J. Haddon                           1,000           0.0%
                                      -------------     ------------
Total Insider Holdings                    297,456           3.7%
                                      =============     ============



--------------------------------------------------------------------
                      Total BIAC Shareholders
--------------------------------------------------------------------
Total Institutional                     2,116,510          26.6%

Total Insider                             297,456           3.7%

Other                                   5,534,596          69.6%
                                      -------------     ------------
   Total Shares Outstanding/(3)/        7,948,562         100.0%
                                      =============     ============


----------------------
(1) Source: Bloomberg as of August 7, 2000.
(2) Source: Proxy dated November 16, 1999.
(3) Per BIAC 10-Q for Quarter ended March 31, 2000.

Section 4

Valuation Analysis

Valuation Analysis



Valuation Matrix
                     -----------------------------------------------------------
                     Offer Price per Share                                $8.25
                     -----------------------------------------------------------
($ in thousands,     Current Price/Implied Premium      $4.13  8/7/00       100%
 except per
 share data)         Shares Outstanding                 7,949           $65,576
                     Options                                             $1,867

                     Equity Purchase Price                              $67,443
                     Net Debt Assumed                                   $12,128
                     -----------------------------------------------------------
                     Implied Firm Value                                 $79,571
                     -----------------------------------------------------------
                     Firm Value/Total Revenue
                     Trailing Twelve Months/(1)/     $ 72,195               1.1x
                     Fiscal year 2000/(2)/           $ 77,400               1.0x
                     Projected 2001/(2)/             $ 87,300               0.9x
                     Projected 2002/(2)/             $102,200               0.8x
                     -----------------------------------------------------------
                     Firm Value/EBITDA
                     Trailing Twelve Months/(1)/     $ 11,724               6.8x
                     Fiscal year 2000/(2)/           $ 12,200               6.5x
                     Projected 2001/(2)/             $ 17,100               4.7x
                     Projected 2002/(2)/             $ 19,700               4.0x
                     -----------------------------------------------------------
                     Firm Value/EBIT
                     Trailing Twelve Months/(1)/     $  3,856              20.6x
                     Fiscal year 2000/(2)/           $  3,800              20.9x
                     Projected 2001/(2)/             $  8,000               9.9x
                     Projected 2002/(2)/             $ 10,700               7.4x
                     -----------------------------------------------------------
                     Equity Price/EPS
                     Trailing Twelve Months/(1)/     $   0.26              31.7x
                     -----------------------------------------------------------
                     Equity Value/Book Equity
                     Fiscal year 2000/(1)/           $ 48,625               1.4x
                     -----------------------------------------------------------
                     (1) Source: Company filings.
                     (2) Source: Company projections.

Valuation Analysis

Relative Valuation Summary


                                     Enterprise Value as a
                                       Multiple of TR12:         Equity Value
                                     -----------------------    as a Multiple of
Comparable Public Company Analysis   Revenues   EBITDA   EBIT      TR12 P/E
                                     --------   ------   ----   ----------------
Average Multiple Excluding BI           0.7x     5.4x    7.5x         8.7x
Median Multiple Excluding BI            0.4x     5.6x    7.8x         7.3x

Comparable Acquisition Analysis

Average Multiple
  Excluding High and Low                1.1x     9.1x
Median Multiple                         0.8x     6.0x

--------------------------------------------------------------------------------
Implied BI Transaction Multiple/(2)/    1.1x     6.8x   20.6x        31.7x
--------------------------------------------------------------------------------
                                            Premium Prior to Announcement
                                        ----------------------------------
Premiums Paid Analysis                  1 Day        1 Week        4 Weeks
                                        -----        ------        -------
Average Premium                          28.0%         30.2%          38.8%
Average Premium Excluding High and Low   26.3%         27.6%          36.3%
--------------------------------------------------------------------------------
Implied BI Premiums Relative to
  August 7, 2000/(3)/                   106.3%         83.3%          46.7%
--------------------------------------------------------------------------------

                                                     Range of Implied Values
                                                --------------------------------
Discounted Cash Flow Analysis                        Low               High
                                                ---------------  ---------------
Management Case Implied Value per Share              6.76              17.42
Sensitivity Case Implied Value per Share/(4)/        4.07              12.21

                                                Return at an Exit Multiple of:
                                                ------------------------------
Leveraged Buyout Analysis                            6.0x             7.0x
                                                -------------    -------------
Equity Return to Sponsor                            32.1%            36.8%

----------------------
(1) Average purchase transaction multiple excludes pooling transactions.
(2) Based on a share price of $8.25 and trailing twelve month data.
(3) Premiums based on a share price of $8.25.
(4) Sensitivity case based on a 30.0% reduction of operating income.

Section 4A
Comparable Public Companies Analysis

Comparable Public Companies Analysis


 . We have examined the trading and valuation characteristics of a group of publicly-traded companies in the corrections/treatment industry. None of these companies are identical to BI.

 .  The companies examined were:

   -   America Service Group

   -   Avalon Correctional Services

   -   Children's Comprehensive Services

   -   Cornell Companies

   -   Correctional Services Corporation

   -   Ramsay Youth Services

   -   Res-Care

   -   Wackenhut Corrections Corporation

 . Each company's valuation must be analyzed in context with its business focus and trading history relative to BI. The schedules on the following pages present an assessment of each company's operating performance and trading history relative to BI.

Comparable Public Companies Analysis

Description of Comparable Companies

America Service Group (ASGR-NASDAQ) contracts to provide managed healthcare services to correctional facilities and military installations throughout the United States through its subsidiaries Prison Health Services Inc. (PHS), EMSA Correctional Care Inc. (EMSA Correctional) and EMSA Military Services Inc. (EMSA Military). The company, through PHS and EMSA Correctional, contracts with state, county and local governmental agencies to provide comprehensive healthcare services to inmates of prisons and jails, with a focus on those facilities that maintain an average daily population of over 300 inmates. EMSA Military provides a broad range of emergency medicine and primary healthcare services to active and retired military personnel and their dependents in medical facilities operated by the United States Department of Defense and the United States Veterans Administration.

Avalon Correctional Services (CITY-NASDAQ) specializes in operating private community correctional facilities and providing intensive correctional programming. Avalon currently owns and operates 1,185 private corrections beds. The company owns and operates three minimum-security correctional facilities in Oklahoma, one medium security juvenile facility in Oklahoma, one medium security correctional facility in Texas, and an additional medium-security correctional facility is currently being constructed in Texas. The facilities provide numerous programs for offenders generally serving the last six months of their sentence. Avalon provides contract agencies the basic services relating to the security, detention and care of inmates, and a broad range of rehabilitative programs to reduce recidivism. The programming includes substance abuse treatment and counseling, vocational training, work release programs, basic educational programs, job and life skill training, and reintegration services.

Children's Comprehensive Services (KIDS - NASDAQ) and its subsidiaries provide a continuum of services to at-risk and troubled youth. The company emphasizes education, treatment and juvenile justice services, primarily to federal, state and local governmental entities charged with the responsibility for providing such services. The company offers these services through the operation and management of education and treatment programs and both open and secured residential treatment centers in Alabama, Arkansas, California, Florida, Hawaii, Kentucky, Louisiana, Michigan, Montana, Ohio, Pennsylvania, Tennessee, Texas and Utah. The company also provides a limited range of adult behavioral services at certain of its locations in response to community demand. In addition, the company provides consulting, management and marketing services to other entities.

Comparable Public Companies Analysis

Description of Comparable Companies

Cornell Companies (CRN - NYSE) is one of the leading providers of privatized correctional, detention, pre-release, and treatment services in the United States. The company currently operates facilities in 13 states and the District of Columbia. The company provides integrated facility development, design, construction and operational services to governmental agencies within three operating divisions: secure institutional correctional and detention services; juvenile treatment, educational and detention services; and pre-release correctional and treatment services. As of December 31, 1999, the company had contracts to operate 72 facilities with a total service capacity of 14,845. Cornell Companies residential facilities have a total service capacity of 12,317 beds, with 49 facilities currently in operation.

Correctional Services Corporation (CSCQ - NASDAQ) incorporated on October 28, 1993, is a comprehensive provider of juvenile rehabilitative services and a developer and operator of adult correctional facilities. The company has 35 juvenile facilities and approximately 3,800 juveniles in its care, and operates 18 adult facilities representing approximately 7,100 beds. On a combined basis, as of December 31, 1999, the company provided services in 20 states and Puerto Rico, representing approximately 10,900 beds excluding aftercare services. In addition, CSC operates a wide range of correctional facilities targeted toward solving the specialized needs of governmental agencies. On March 31, 1999, the company acquired Youth Services International, a national provider of private educational, developmental and rehabilitative programs to adjudicated juveniles, through a merger.

Ramsay Youth Services (RYOU - NASDAQ) is a provider and manager of diversified education, treatment and community-based programs and services for at-risk and troubled youth in residential and non-residential settings nationwide. The company offers its full spectrum of programs and services in Alabama, Florida, Missouri, Michigan, Nevada, North Carolina, South Carolina, Texas, Utah and the Commonwealth of Puerto Rico. The company also provides a limited range of adult behavioral services at certain of its locations in response to community demand. The programs and services provided by the company are designed through a comprehensive continuum that is directed to address the specific needs of each youth.

Comparable Public Companies Analysis

Description of Comparable Companies

Res-Care (RSCR - NASDAQ) is a provider of residential, training, educational and support services to populations with special needs, including persons with developmental and other disabilities and at-risk and troubled youths. The company's programs include an array of services provided in both residential and non-residential settings for adults and youths with mental retardation or other developmental disabilities (MR/DD) and disabilities caused by acquired brain injury (ABI). The company also provides programs for youths who have special educational or support needs, are from disadvantaged backgrounds, or have severe emotional disorders. The company has three reportable operating segments: disabilities services; Job Corps program; and other youth services programs.

Wackenhut Corrections Corporation (WHC - NYSE) operates privatized correctional facilities. The company is a 56%-owned subsidiary of the Wackenhut Corporation, a provider of professional security services. As of January 2, 2000, the company had 56 correctional, detention and healthcare facilities either under contract or award with an aggregate design capacity of 39,930 beds. Of these 56 facilities, 50 are currently in operation, and the company is developing six. Of the facilities being developed, three are expected to commence operations during 2000 (two in the second quarter and one in the third quarter). Wackenhut offers governmental agencies a comprehensive range of correctional and related institutional services to federal, state, local and overseas government agencies.

Comparable Public Companies Analysis


             -----------------------------------------------------
             GRAPH: Indexed Performance (%) - Comparable Companies
             -----------------------------------------------------



Source: Factset

Comparable Public Companies Analysis


       ----------------------------------------------------------------
       GRAPH: Indexed Performance (%) - Comparables Index, BIAC, NASDAQ
       ----------------------------------------------------------------



Source: Factset
-----------------------
(1) The comparable company index includes ASGR, CITY, KIDS, CRN, CSCQ, RYOU, RSCR and WHC and is market cap weighted.

Comparable Public Companies Analysis
Corrections/Treatment Companies
($ in thousands, except per share data)

                                                                    Enterprise Value as a
                                                                       Multiple of TR12:                                   2001 P/E
                                8/7/00                  Equity    ----------------------------             P/E             as a % of
                                Closing   Enterprise    Market      Net                          -----------------------   Trendlin
Company Name                     Price    Value/(1)/    Value     Revenues   EBITDA      EBIT    TR 12   CY 00E   CY 01E    Growth
----------------------------    -------   ----------   --------   --------   -------   -------   ------  ------   ------   ---------
America Service Group           $ 19.00    $120,019    $ 70,890   $290,814   $16,625   $12,649   $ 1.34  $ 1.36   $ 1.70      24.0%
                                                                      0.4x      7.2x      9.5x    14.2x   14.0x    11.2x      46.6%

Avalon Correctional Services       1.52      37,403       7,147     19,624     5,110     3,620     0.11     N/A      N/A       N/A
                                                                      1.9x      7.3x     10.3x    14.2x     N/A      N/A       N/A

------------------------------------------------------------------------------------------------------------------------------------
BI Incorporated                    4.13      40,598      32,788     72,195    11,724     3,856     0.26     N/A      N/A       N/A
                                                                      0.6x      3.5x     10.5x    15.9x     N/A      N/A       N/A
------------------------------------------------------------------------------------------------------------------------------------

Children's Comprehensive           3.06      44,172      21,962    127,088    14,816    10,447     0.67     N/A      N/A       N/A
                                                                      0.3x      3.0x      4.2x     4.6x     N/A      N/A       N/A

Cornell Companies, Inc.            6.69     204,280      63,291    192,079    31,543    25,163     0.92    1.03     1.23      25.0%
                                                                      1.1x      6.5x      8.1x     7.3x    6.5x     5.4x      21.7%

Correctional Services Corp.        4.63      85,231      52,600    228,693    21,285    15,876     0.69    0.95     1.09      15.0%
                                                                      0.4x      4.0x      5.4x     6.7x    4.9x     4.2x      28.2%

Ramsay Youth Services              1.19      24,486      10,813     86,037     5,716     3,089     0.16    0.15     0.20      35.0%
                                                                      0.3x      4.3x      7.9x     7.4x    7.9x     5.9x      16.8%

Res-Care, Inc.                     6.16     448,424     149,692    848,674    81,190    59,075     0.87    1.12     1.40      22.5%
                                                                      0.5x      5.5x      7.6x     7.0x    5.5x     4.4x      19.5%

Wackenhut Corrections              8.31     179,920     186,092    471,561    31,201    25,067     1.00    1.00     1.25      26.3%
                                                                      0.4x      5.8x      7.2x     8.3x    8.3x     6.7x      25.4%

------------------------------------------------------------------------------------------------------------------------------------
Average Multiple/(2)/                                                 0.7x      5.4x      7.5x     8.7x    7.8x     6.3x      26.4%
Average Multiple Excluding High and Low/(2)/                          0.5x      5.5x      7.6x     8.5x    7.1x     5.6x      23.7%
Median/(2)/                                                           0.4x      5.6x      7.8x     7.3x    7.2x     5.7x      23.6%
------------------------------------------------------------------------------------------------------------------------------------
(1) Enterprise Value equals the sum of the Equity Market Value and Total Debt less Cash.
(2) Excludes BI Incorporated.

Comparable Public Companies Analysis


Summary Operational Results
($ in thousands)


                                                    Net Revenues              EBITDA               Net Income
                                                --------------------   --------------------   --------------------
                                                  TR12     CAGR/(1)/    TR12        Margin      TR12     CAGR/(1)/
                                                --------   ---------   --------   ---------   --------   ---------
America Service Group                            290,814      45.3%      16,625       5.7%      3,543       60.3%
Avalon Correctional Services                      19,624      69.1%       5,110      26.0%        453        N/M
------------------------------------------------------------------------------------------------------------------
BI Incorporated                                   72,195      20.6%      11,724      16.2%      2,236       30.1%
------------------------------------------------------------------------------------------------------------------
Children's Comprehensive                         127,088      76.0%      14,816      11.7%      4,846      (10.6%)
Cornell Companies, Inc.                          192,079      58.7%      31,543      16.4%      8,837       52.9%
Correctional Services Corp.                      228,693      15.3%      21,285       9.3%      7,685        N/A
Ramsay Youth Services                             86,037     (22.2%)      5,716       6.6%      1,572       (4.4%)
Res-Care, Inc.                                   848,674      33.1%      81,190       9.6%     25,264       19.0%
Wackenhut Corrections                            471,561      45.6%      31,201       6.6%     21,890       35.9%
------------------------------------------------------------------------------------------------------------------
Average/(2)/                                    $283,071      40.1%     $25,936      11.5%    $ 9,261       25.5%
Average Excluding High and Low/(2)/             $232,712      44.5%     $20,198      10.0%    $ 8,062       25.9%
Median/(2)/                                     $210,386      45.5%     $18,955       9.4%    $ 6,266       27.5%
------------------------------------------------------------------------------------------------------------------

                                              Return on Average Assets    Return on Avg. Equity
                                              ------------------------    ---------------------       Debt/Total
                                                 TR12       Avg./(1)/       TR12      Avg./(1)/     Capitalization
                                              ----------    ----------    --------    ---------     --------------
America Service Group                             3.4%         7.4%         11.2%       21.9%            45.3%
Avalon Correctional Services                      1.2%        (0.0%)         9.9%        0.0%            82.0%
------------------------------------------------------------------------------------------------------------------
BI Incorporated                                   3.3%         4.9%          4.8%        7.0%            14.6%
------------------------------------------------------------------------------------------------------------------
Children's Comprehensive                          4.9%         6.6%          8.5%       10.1%            31.1%
Cornell Companies, Inc.                           3.2%         3.5%          9.0%        8.2%            58.7%
Correctional Services Corp.                       7.0%        (0.4%)        14.9%        0.2%            39.8%
Ramsay Youth Services                             3.9%        (6.9%)         9.0%      (17.8%)           46.3%
Res-Care, Inc.                                    4.7%         5.0%         15.2%       15.5%            64.8%
Wackenhut Corrections                            10.4%        11.5%         18.5%       18.7%            15.1%
------------------------------------------------------------------------------------------------------------------
Average/(2)/                                      4.8%         3.3%         12.0%        7.1%            47.9%
Average Excluding High and Low/(2)/               4.5%         3.7%         11.5%        8.8%            47.7%
Median/(2)/                                       4.3%         4.3%         10.5%        9.1%            45.8%
------------------------------------------------------------------------------------------------------------------
(1) Computed for the three most recent fiscal years.
(2) Excludes BI Incorporated.

Comparable Public Companies Analysis

Historical Stock Price Performance

($ in thousands, except per share data)

                                                        Closing Stock Price        1 Year
                                                        -------------------     Average Daily     Price       Percentage
              Company                     Ticker         8/6/99    8/7/00          Volume         Change     Price Change
-----------------------------------     -----------     --------  ---------     -------------     ------     ------------
America Service Group                   ASGR/NASDAQ      $14.44     $19.00          15,866        $ 4.56          31.6%

Avalon Correctional Services            CITY/NASDAQ        2.78       1.52           4,151         (1.27)        (45.5%)

-------------------------------------------------------------------------------------------------------------------------
BI Incorporated                         BIAC/NASDAQ        8.00       4.13          19,700         (3.88)        (48.4%)
-------------------------------------------------------------------------------------------------------------------------
Children's Comprehensive                KIDS/NASDAQ        5.81       3.06          19,192         (2.75)        (47.3%)

Cornell Companies, Inc.                  CRN/NYSE         15.44       6.69          33,174         (8.75)        (56.7%)

Correctional Services Corp.             CSCQ/NASDAQ        9.19       4.63          58,386         (4.56)        (49.7%)

Ramsay Youth Services                   RYOU/NASDAQ        3.00       1.19          11,987         (1.81)        (60.4%)

Res-Care, Inc.                          RSCR/NASDAQ       20.38       6.16          19,768        (14.22)        (69.8%)

Wackenhut Corrections                    WHC/NYSE         19.25       8.31          67,725        (10.94)        (56.8%)

-------------------------------------------------------------------------------------------------------------------------
Average/(1)/                                                                                                     (44.3%)

Average Excluding High and Low/(1)/                                                                              (52.7%)

Median/(1)/                                                                                                      (53.2%)
-------------------------------------------------------------------------------------------------------------------------

--------------------
(1) Average excludes BIAC.

Comparable Public Companies Analysis

Historical Market Capitalization

                                                                                           Market Value (000's)
                                                        Closing Stock Price     --------------------------------------------
                                                        -------------------                           Price      Percentage
              Company                     Ticker         8/6/99    8/7/00        8/6/99    8/7/00     Change    Price Change
-----------------------------------     -----------     --------  ---------     --------  --------  ----------  ------------
America Service Group                   ASGR/NASDAQ      $14.44     $19.00      $ 51,817  $ 70,890    $19,073        36.8%

Avalon Correctional Services            CITY/NASDAQ        2.78       1.52        12,990     7,147     (5,843)      (45.0%)

----------------------------------------------------------------------------------------------------------------------------
BI Incorporated                         BIAC/NASDAQ        8.00       4.13        63,290    32,788    (30,503)      (48.2%)
----------------------------------------------------------------------------------------------------------------------------

Children's Comprehensive                KIDS/NASDAQ        5.81       3.06        42,431    21,962    (20,470)      (48.2%)

Cornell Companies, Inc.                  CRN/NYSE         15.44       6.69       147,930    63,291    (84,640)      (57.2%)

Correctional Services Corp.             CSCQ/NASDAQ        9.19       4.63       104,490    52,600    (51,890)      (49.7%)

Ramsay Youth Services                   RYOU/NASDAQ        3.00       1.19        27,247    10,813    (16,434)      (60.3%)

Res-Care, Inc.                          RSCR/NASDAQ       20.38       6.16       495,136   149,692   (345,444)      (69.8%)

Wackenhut Corrections                    WHC/NYSE         19.25       8.31       430,950   186,092   (244,858)      (56.8%)

----------------------------------------------------------------------------------------------------------------------------
Average/(1)/                                                                    $164,124  $ 70,311   ($93,813)      (43.8%)

Average Excluding High and Low/(1)/                                             $134,144  $ 61,541   ($70,689)      (52.9%)

Median/(1)/                                                                     $ 78,154  $ 57,946   ($36,180)      (53.2%)
----------------------------------------------------------------------------------------------------------------------------

--------------------
(1) Average excludes BIAC.

Section 4B

Comparable Acquisitions

Comparable Acquisitions

 . We reviewed and analyzed certain publicly-available financial and structural information for selected merger and acquisition transactions involving companies in the corrections industry.

 . We examined these transactions and calculated the multiples of revenues, gross profit and EBITDA implied by the total transaction value.

 .  No company or transaction is identical to BI or the Proposed Transaction.
   None of the transactions involved companies that have the same focus as BI.

 . In addition, several of the companies acquired in these transactions were engaged in aggressive consolidation strategies prior to their acquisition that may distort the suggested transaction valuation multiples.

Comparable Acquisitions

($ in thousands)

                                                                                                 Multiples of Total
                                                                                               Consideration to TR12:
                                                                                             -------------------------
                                                         Transaction          Total            Net     Gross
Date                 Acquiror / Target                      Type           Consideration     Revenue   Profit   EBITDA
-----    ------------------------------------------     --------------     -------------     -------   ------   ------
2/93     Youth Services International, Inc.             Asset Purchase        $ 1,767          N/A       N/A      N/A
         Forest Ridge Community Youth Services

11/93    Youth Services International, Inc.             Asset Purchase          4,930          2.6x      4.5x     6.0x
         Prestige Developments, Inc.

1/94     Youth Services International, Inc.             Stock Purchase            350          0.2x      0.5x     N/M
         Western Youth, Inc.

3/94     Cornell Corrections, Inc.                      Stock Purchase         10,000          0.7x      3.6x    54.1x
         Eclectic Communications, Inc.

8/94     Youth Services International, Inc.             Asset Purchase            923          0.3x      N/A      N/A
         Parc Place Limited Partnership

10/94    Youth Services International, Inc.             Stock Purchase            686          N/A       N/A      N/A
         Promise House, Inc.

12/94    Corrections Corporation of America               Pooling              20,963          2.7x     11.1x    18.7x
         TransCor America, Inc.

4/95     Corrections Corporation of America               Pooling              40,023          1.7x     11.5x    21.0x
         Concept Incorporated

6/95     Youth Services International, Inc.             Stock Purchase          1,338          N/A       N/A      N/A
         Developmental Behavioral Consultants, Inc.

7/95     Youth Services International, Inc.             Asset Purchase          5,119          1.1x      1.9x    11.0x
         Desert Hills Center, New Mexico

8/95     Corrections Corporation of America               Pooling              29,838          3.6x      N/A      N/A
         Corrections Partners, Inc.

3/96     Youth Services International, Inc.             Asset Purchase          3,825          0.4x      1.0x     1.8x
         Tampa Bay Academy, Ltd.

5/96     Cornell Corrections, Inc.                      Stock Purchase          2,000          0.6x      N/M      N/M
         The Reid Center


---------------------
Source: CommScan, Bloomberg and SEC filings

Comparable Acquisitions

($ in thousands)

                                                                                                Multiples of Total
                                                                                              Consideration to TR12:
                                                                                             -------------------------
                                                         Transaction           Total           Net     Gross
Date                 Acquiror / Target                      Type           Consideration     Revenue   Profit   EBITDA
-----    ------------------------------------------     --------------     -------------     -------   ------   ------
7/96     Cornell Corrections, Inc.                      Asset Purchase        $22,700          1.3x      3.4x     4.5x
         MidTex Detentions, Inc.

7/96     Youth Services International, Inc.             Stock Purchase            800          N/A       N/A      N/A
         Youth Quest, Inc.

9/96     Res-Care, Inc.                                 Asset Purchase            N/A          N/A       N/A      N/A
         Community Learning Centers, Inc.

9/96     Youth Services International, Inc.             Asset Purchase            N/A          N/A       N/A      N/A
         Introspect Healthcare Corp.

10/96    BI Incorporated                                Stock Purchase          6,000          0.7x      1.3x     3.0x
         Community Corrections Corporation

2/97     Cornell Corrections, Inc.                      Asset Purchase          6,000          0.8x      3.7x     6.0x
         Interventions Co.

2/97     BI Incorporated                                Stock Purchase          2,337          N/A       N/A      N/A
         Peregrine Corrections, Inc.

4/97     Children's Comprehensive Services, Inc.        Stock Purchase            990          0.8x      N/A      N/A
         AR&D, Inc.

6/97     Children's Comprehensive Services, Inc.        Asset Purchase         25,600          0.4x      N/M      N/M
         Vendell Healthcare, Inc.

7/97     Healthcare America, Inc.                       Mgmt. Buyout           90,000          0.8x      1.7x     8.3x
         Healthcare America, Inc.

7/97     Wackenhut Corrections Corporation              Stock Purchase          6,000          0.9x      N/A      N/A
         Psychiatric hospital

9/97     Cornell Corrections, Inc.                      Stock Purchase         18,000          0.6x      2.4x     7.2x
         The Abraxas Group

10/97    Youth and Family Centered Services, Inc.       Stock Purchase         20,500/(1)/     0.5x      4.5x     5.9x
         YSI Behavioral Health Operations

---------------------
(1) Includes a $4.5 million earn-out.
Source: CommScan, Bloomberg and SEC filings

Comparable Acquisitions

($ in thousands)

                                                                                                Multiples of Total
                                                                                              Consideration to TR12:
                                                                                             -------------------------
                                                         Transaction           Total           Net     Gross
Date                 Acquiror / Target                      Type           Consideration     Revenue   Profit   EBITDA
-----    ------------------------------------------     --------------     -------------     -------   ------   ------
1/98     Children's Comprehensive Services, Inc.          Pooling            $    2,700        N/A       N/A      N/A
         Ventures Management Services

2/98     Children's Comprehensive Services, Inc.        Stock Purchase            2,250        0.9x      N/A      N/A
         Chad Youth Enhancement Center

4/98     Corrections Corporation/CCA Prison Realty      Stock Purchase          265,000        N/A       N/A      N/A
         U.S. Corrections Corporation

6/98     Youth Services International, Inc.               Pooling                 6,826        0.7x      N/A      5.8x
         Community Corrections, Inc.

8/98     Cornell Corrections, Inc.                      Stock Purchase           20,000        1.9x      N/A      3.9x
         Allvest, Inc.

9/98     Children's Comprehensive Services, Inc.        Stock Purchase           12,500        0.9x      N/A      N/A
         Ameris Health Systems, Inc.

12/98    CCA Prison Realty Trust                        Stock Purchase        1,598,760        3.9x     13.9x    17.3x
         Corrections Corporation of America

1/99     Correctional Properties Trust                  Stock Purchase           45,000        N/A      N/A       N/A
         Lawton, Ohio Correctional Facility

3/99     Correctional Services Corporation              Stock Purchase              N/A        N/A      N/A       N/A
         Youth Services International, Inc.

5/99     Avalon Correctional Services, Inc.             Stock Purchase              N/A        N/A      N/A       N/A
         Adams Community Corrections

6/99     Avalon Correctional Services, Inc.             Stock Purchase            8,600        0.5x     N/A       N/A
         Villa at Greeley, LLC

11/99    Cornell Companies, Inc.                        Asset Purchase              N/A        N/A      N/A       N/A
         Interventions/BHS Consulting Corporation

1/00     Correctional Properties Trust                  Stock Purchase           15,200        1.8x     N/A       N/A
         Jena Juvenile Justice Center

---------------------
Source: CommScan, Bloomberg and SEC filings

Comparable Acquisitions

($ in thousands)

                                                                                                Multiples of Total
                                                                                               Consideration to TR12:
                                                                                             -------------------------
                                                         Transaction           Total           Net     Gross
Date                 Acquiror / Target                      Type           Consideration     Revenue   Profit   EBITDA
-----    ------------------------------------------     --------------     -------------     -------   ------   ------
3/00     America Service Group Inc.                     Asset Purchase          $14,000        N/A       N/A      N/A
         PA & NY Operations (Correctional Physician Servs. Inc.)

5/00     America Service Group Inc.                     Stock Purchase           17,000        0.9x      N/A      N/A
         Correctional Health Services, Inc.

----------------------------------------------------------------------------------------------------------------------
Average (Excluding High/Low)                                                                   1.1x      4.2x     9.1x
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Median                                                                                         0.8x      3.5x     6.0x
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Average Purchase Acquisition Multiples                                                         1.0x      3.5x    10.8x
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Averae Pooling Acquisition Multiples                                                           2.2x     11.3x    15.2x
----------------------------------------------------------------------------------------------------------------------

---------------------
Source: CommScan, Bloomberg and SEC filings

Section 4C

Discounted Cash Flow Analysis

Discounted Cash Flow Analysis

 . The discounted cash flow analysis presents a valuation for the equity of the Company based upon projected cash flows. The analysis seeks to evaluate the intrinsic value of a business without considering a sale or other transaction with the Company.

 . The analysis is presented under two scenarios using five year projections provided by Company management ("Management Case") and a scenario with EBIT discounted by 30.0% ("Sensitivity Case").

 . The final year of projections is utilized to calculate the "terminal value," an estimate of the value of the Company at the end of the projection period. This value is estimated by using a range of EBITDA multiples. The range is based upon current and recent trading multiples for the Company.

 . The projections are utilized to calculate free cash flow that is discounted to the present time utilizing discount rates ranging from 9.3% to 11.3%. The discount rates reflect the uncertainty of the projections and are estimated from the Company's theoretical cost of capital.

 . Inherent in any discounted cash flow analysis are the use of a number of assumptions, including the accuracy of projections, and the subjective determination of an appropriate terminal value and discount rate to apply to the projected cash flows of the entity under examination. Variations in any of these assumptions or judgments could significantly alter the results of a discounted cash flow analysis.

Discounted Cash Flow Analysis

Discounted Cash Flow Analysis
Management Case

                                          2001      2002      2003      2004      2005
                                        --------  --------  --------  --------  --------
Earnings Before Interest & Taxes        $  8,000  $ 10,700  $ 13,900  $ 17,700  $ 23,800

EBITDA                                    17,100    19,700    22,900    27,000    30,900

Income Tax Effect                           42.5%     42.5%     42.5%     42.5%     42.5%
                                        --------  --------  --------  --------  --------

Net Operating Earnings Less Taxes          4,600     6,153     7,993    10,178    13,685

Plus Depreciation & Amortization           9,100     9,000     9,000     9,300     7,100
                                        --------  --------  --------  --------  --------
Cash Flow From Operations                 13,700    15,153    16,993    19,478    20,785


Change in Net Working Captial                168    (2,789)   (9,413)  (12,653)  (15,373)
Capital Expenditures                      (8,300)   (8,000)   (5,100)   (5,100)   (5,100)
                                        --------  --------  --------  --------  --------
Free Cash Flow                          $  5,568  $  4,364  $  2,480  $  1,724  $    312
                                        ========  ========  ========  ========  ========


                  Terminal Value as a Multiple of EBITDA (1)
        -------------------------------------------------------------
          3.0x          4.0x         5.0x         6.0x         7.0x
        ---------    ---------    ---------    ---------    ---------
        $  92,700    $ 123,600    $ 154,500    $ 185,400    $ 216,300


Net Obligations (2)           $12,128


                  Example of DCF Calculations

                                             Free Cash Flow
                                             --------------

       2001                                  $        5,568

       2002                                           4,364

       2003                                           2,480

       2004                                           1,724

       2005                                             312

Terminal Value (5.0x)                               154,500

Discount Rate (4)                                      10.3%

Discounted Value                             $      106,393

Less: Net Obligations                               (12,128)
                                             --------------

Net Value                                    $       94,265
                                             ==============

Shares Outstanding                                    7,949

Net Value Per Share                          $        11.86
                                             ==============

                                                    Present Value of Equity (3)
     Discount                                        Terminal Value Multiple
       Rate (4)        -----------------------------------------------------------------------------------
                             3.0x             4.0x             5.0x            6.0x             7.0x
     ----------        ---------------   --------------   --------------  ---------------  ---------------
            9.3%                59,300           79,093           98,886          118,678          138,471

           10.3%                56,442           75,354           94,265          113,177          132,089

           11.3%                53,731           71,808           89,885          107,963          126,040


                                                 Per Share Present Value of Equity (3)
     ----------        -----------------------------------------------------------------------------------
            9.3%                  7.46             9.95            12.44            14.93            17.42

           10.3%                  7.10             9.48            11.86            14.24            16.62

           11.3%                  6.76             9.03            11.31            13.58            15.86


-----------------------
(1)  STES estimate.

(2)  Includes long-term debt and capitalized leases less cash.

(3)  Adjusted to deduct outstanding obligations.

(4)  Based on estimated cost of capital.

Discounted Cash Flow Analysis

Discounted Cash Flow Analysis
Sensitivity Case, 30.0% Operation Income Reduction

                                          2001      2002      2003      2004      2005
                                        --------  --------  --------  --------  --------
Earnings Before Interest & Taxes        $  5,600  $  7,490  $  9,730  $ 12,390  $ 16,660

EBITDA                                    14,700    16,490    18,730    21,690    23,760

Income Tax Effect                           42.5%     42.5%     42.5%     42.5%     42.5%
                                        --------  --------  --------  --------  --------

Net Operating Earnings Less Taxes          3,220     4,307     5,595     7,124     9,580

Plus Depreciation & Amortization           9,100     9,000     9,000     9,300     7,100
                                        --------  --------  --------  --------  --------
Cash Flow From Operations                 12,320    13,307    14,595    16,424    16,680


Change in Net Working Captial                168    (2,789)   (9,413)  (12,653)  (15,373)
Capital Expenditures                      (8,300)   (8,000)   (5,100)   (5,100)   (5,100)
                                        --------  --------  --------  --------  --------
Free Cash Flow                          $  4,188  $  2,518  $     82  $ (1,329) $ (3,794)
                                        ========  ========  ========  ========  ========


                  Terminal Value as a Multiple of EBITDA (1)
        -------------------------------------------------------------
          3.0x          4.0x         5.0x         6.0x         7.0x
        ---------    ---------    ---------    ---------    ---------
        $  71,280    $  95,040    $ 118,800    $ 142,560    $ 166,320


Net Obligations (2)           $12,128


                  Example of DCF Calculations

                                             Free Cash Flow
                                             --------------

       2001                                  $        4,188

       2002                                           2,518

       2003                                              82

       2004                                          (1,329)

       2005                                          (3,794)

Terminal Value (5.0x)                               118,800

Discount Rate (4)                                      10.3%

Discounted Value                             $       75,416

Less: Net Obligations                               (12,128)
                                             --------------

Net Value                                    $       63,288
                                             ==============

Shares Outstanding                                    7,949

Net Value Per Share                          $         7.96
                                             ==============

                                                    Present Value of Equity (3)
     Discount                                        Terminal Value Multiple
       Rate (4)        -----------------------------------------------------------------------------------
                             3.0x             4.0x             5.0x            6.0x             7.0x
     ----------        ---------------   --------------   --------------  ---------------  ---------------
            9.3%                36,170           51,389           66,608           81,828           97,047

           10.3%                34,205           48,746           63,288           77,830           92,372

           11.3%                32,342           46,242           60,142           74,042           87,943


                                                 Per Share Present Value of Equity (3)
     ----------        -----------------------------------------------------------------------------------
            9.3%                  4.55             6.47             8.38            10.29            12.21

           10.3%                  4.30             6.13             7.96             9.79            11.62

           11.3%                  4.07             5.82             7.57             9.32            11.06


-----------------------
(1)  STES estimate.

(2)  Includes long-term debt and capitalized leases.

(3)  Adjusted to deduct outstanding obligations.

(4)  Based on estimated cost of capital.

Discounted Cash Flow Analysis

Weighted Average Cost of Capital

                                      Levered             Debt-to-           Unlevered
Betas for Comparable Companies       Beta (BI)         Market Equity       Beta (BU)(1)
------------------------------       ---------         -------------       ------------
America Service Group                     0.51                 52.5%               0.39
Avalon Correctional Services              0.14                432.5%               0.04
Children's Comprehensive                  0.80                118.2%               0.48
Cornell Companies, Inc.                   0.60                223.2%               0.26
Correctional Services Corp.               0.89                 66.1%               0.64
Ramsay Youth Services                     0.47                141.3%               0.26
Res-Care, Inc.                            0.44                208.9%               0.20
Wackenhut Corrections                     0.78                 11.3%               0.73
                                     ---------         -------------       ------------
           Average                        0.58                156.7%               0.38


Market Assumptions

Implied Risk-Free Rate (5-Year T-Note 08/07/00)                          6.1%

Risk Premium for Common Stocks (2)                                       8.1%

Small Capitalization Premium (2)                                         2.2%

Levered Cost of Equity for Comparables (3)                              10.7%

Unlevered Cost of Equity for Comparables                                 9.1%

Marginal Tax Rate                                                       42.5%

Debt-to-Equity Ratio                                                    26.8%

                                                                         Common
Assumptions for                                        Debt            Equity (CE)
------------------------------------                ---------        ---------------

Cost                                                     8.50%                  11.8%

Value                                               $  12,928        $        48,325

Total Value of Company                              $  61,253        Total Value = Debt + Common Equity

Relevered Beta (4)                                       0.43        Based on the Unlevered Beta from the Comparables and the
                                                                     Company's Debt-to-Equity-Equity Ratio

    Cost of Common Equity                                11.8%       Company Cost of Equity = Risk-Free Rate + (Relevered Beta x
                                                                     Risk Premium) + Private Equity Risk Premium

    Weighted Average Cost of Capital                     10.3%       WACC = [(cost D) x (value D/V) x (1-tax rate)] + [(cost PE) x
                                                                     (value PE/V)] + [(cost CE) x (value CE/V)]

------------------------
(1) BU = BI/[1 + (1 - tax rate) x (debt/equity ratio)]. Assumes an average tax rate of 42.5%
(2) Provided by Ibbotsen Associates.
(3) Cost of equity = risk free rate + (BI x risk premium for common stocks).
(4) Relevered Beta = average Bu x [1 + (1 - tax rate) x (debt/equity ratio)].

Section 4D
Leveraged Buyout Analysis

Leveraged Buyout Analysis

 . The leveraged buyout model presents an analysis of the stand-alone value for the equity of the Company. The analysis focuses upon the price which could be paid for the Company's equity in a leveraged transaction while achieving an adequate internal rate of return on investment.

 . The analysis is presented utilizing Company provided projections and is assumed to be a stock purchase with the assumption of existing liabilities.

 . Goodwill is created in the transaction and is assumed to be amortized over 20 years and is not deductible for tax purposes.

 . The transaction is assumed to be funded with a capital structure consisting of equity, subordinated debt and senior bank financing. The senior term A bank debt is assumed to have an interest rate of 9.96%, the senior term B bank debt is assumed to have an interest rate of 10.46%, while the subordinated debt is assumed to have an interest rate of 12.0% with a 1.0% PIK.

 . Under the two scenarios, the value of equity acquired is calculated assuming an $8.25 purchase price. The return is calculated over a five-year time period with an assumed exit valuation of 6.0x and 7.0x EBITDA.

 . Summary information appears on the following page with the entire model presented in Exhibit A.

Leveraged Buyout Analysis


($ in millions)
SUMMARY

PURCHASE ASSUMPTIONS:
--------------------

Purchase of Stock                       $     74.9

Transaction Fees                               6.0
Payoff Existing Senior Debt                   12.8
Existing Debt - Assumed                          -
Less: Options Outstanding                     (8.4)
Non-Compete Agreement                            -
Plus: Required Cash (Excess)                     -
                                        ----------

Financing Requirements                  $     85.4
                                        ==========

Purchase Multiples:

                      2000 EBITDA    7.0x
                      2001 EBITDA    5.0x


CAPITALIZATION
--------------

                                                              % Common
                                    Amount        % Total      Equity
                                    ------        -------     --------
Senior Term Debt - A                $ 15.0           17.6%         0.0%
Senior Term Debt - B                  22.5           26.4%         0.0%
Revolving Credit                         -            0.0%         0.0%
                                    ----------------------------------
  Total Senior Debt                   37.5           43.9%         0.0%

Mezzanine                                -            0.0%         0.0%
Senior Subordinated Debt              19.0           22.3%        12.5%
Seller Note                              -
                                    ----------------------------------
  Total Debt                          56.5           66.2%        12.5%


Preferred Stock                          -            0.0%         0.0%
Equity - Sponsors                     28.9           33.8%        72.5%
Equity - Management                      -            0.0%        15.0%
Equity - STES                            -            0.0%         0.0%
                                    ----------------------------------
  Total Equity                        28.9           33.8%        87.5%

TOTAL CAPITALIZATION                $ 85.4          100.0%       100.0%
                                    ==================================


CALCULATION OF PURCHASE PRICE:
-----------------------------

Offer Price Per Share                   $   8.25
Current Share Price                     $   4.13
Premium Offered                           100.0%


CALCULATION OF INTANGIBLES:
--------------------------

Purchase Price                          $   66.6
Less
  Net Worth                                 48.6
                                        --------
Goodwill                                    17.9

Years of Amortization                       20.0
                                        --------
  Annual Goodwill Expense                    0.9

Transaction Costs                            6.0

Years of Amortization                        7.0
                                        --------
  Annual Transaction Expense                 0.9

Total Amortization of Intang. per Year       1.8



RETURNS TO INVESTORS:
--------------------

                                              Multiple of EBITDA
                            ----------------------------------------------------
                              6.0x      6.5x       7.0x       7.5x       8.0x
                            ----------------------------------------------------

Net Terminal Value          $ 161.1   $  176.5   $  192.0   $  207.4   $  222.9

Senior Subordinated Debt       25.4%      26.3%      27.2%      28.1%      29.0%

Sponsors                       32.1%      34.6%      36.8%      39.0%      41.0%







----------------------------------------------------------
COVERAGE RATIOS:
----------------

                                        Closing      2001
                                        ------------------
Total Debt/Total Capitalization          66.2%       65.5%
Senior Debt/Total Capitalization         43.9%       26.8%

EBITDA/Interest                          12.2x        2.4x
EBITDA/Senior Interest                   12.2x        4.4x

Senior Debt/EBITDA                        3.1x        2.1x
Senior Debt/EBIT                          9.9x        5.1x
Senior Debt/Operating Cash Flow                       3.9x

Total Debt/EBITDA                         4.6x        3.2x
Total Debt/EBIT                          14.9x        7.7x
Total Debt/Operating Cash Flow                        6.0x
----------------------------------------------------------

Section 5
Premiums Paid Analysis

Premiums Paid Analysis

 .  We reviewed and analyzed publicly available information including transaction prices and historical stock prices for:
   .    going private transactions;
   .    completed between 1997 and 2000; and
   .    with a transaction value between $25 and $250 million.

 . We examined these transactions and calculated the premiums of take-out prices relative to historical stock prices at intervals of one day, one week, four weeks and one year prior to the announcement date of the individual transaction.

 . We performed a regression analysis on the premium relative to one day prior to the announcement versus the percentage change in stock price from one year prior to announcement to the lowest price during the year preceding the announcement.

Premiums Paid Analysis

GRAPH: 1997-Present Completed Going Private Transactions Valued Between $25 and $250 Million, Premium Paid 1 Day Prior to Announcement vs. % Change in Stock Price from 1 Year Prior to Announcement to Lowest Price 1 Year Prior to Announcement

-----------
Source: CommScan

Premiums Paid Analysis

                                                                                  Target    Target
                                                                                   Price    Revised  Initial Offer to Stock Price:
                                                                                 Initially   Price   ------------------------------
                                                                                  Offered   Offered                    1
Announcement                                      Transaction     Acquisition       Per       Per    1 Day   1 Week  Month   1 Year
    Date      Target                              Value (mm)       Technique       Share     Share   Prior   Prior   Prior   Prior
------------  ----------------------------------  -----------  ----------------  ---------  -------  ------  ------  ------  ------
   7/23/96    Osborn Communications Corp.           $ 100.00     Tender Offer     $ 15.38   $ 15.38   28.1%   50.0%   30.9%  119.6%
  10/17/96    Triad Systems Corp.                     221.58     Tender Offer        9.25      9.25   68.2%   60.9%   85.0%   74.1%
   4/11/97    Ero Inc.                                201.89     Tender Offer       11.25     11.25    9.8%   16.9%   32.4%   66.7%
   5/30/97    Integrated Living Communities Inc.       77.00     Tender Offer       11.50     11.50   26.9%   21.1%   53.3%    N/A
   6/16/97    Fredericks of Hollywood                  68.65     Tender Offer        6.14      7.75   17.0%   14.2%   22.8%   22.8%
   7/01/97    Kerr Group Inc.                          27.30     Tender Offer        5.40      5.40   39.4%   39.4%  127.4%   27.1%
   7/03/97    Krystal Company                         145.40   Cash Acquisition     14.50     14.50  132.0%  169.8%  176.2%  182.9%
   7/31/97    Bucyrus International Inc.              189.60     Tender Offer       18.00     18.00   33.3%   46.9%   71.4%  108.7%
   8/15/97    T-SF Communications Corp.               145.00     Tender Offer       40.25     40.25    3.9%    4.2%    6.3%  102.5%
   9/05/97    National Picture & Frame Co.             63.00     Tender Offer       12.00     12.00   11.6%   11.0%    9.1%   10.3%
   9/16/97    Tescorp Inc.                            132.40     Tender Offer        4.50      4.50   33.3%   33.3%   38.5%   50.0%
   9/23/97    El Chico Restaurants Inc.                47.32     Tender Offer       12.75     12.75   21.4%   17.2%   22.9%   54.5%
  10/01/97    Alpine Lace Brands Inc.                  56.69     Tender Offer        9.13      9.13   (8.8%)   5.8%   15.9%   43.1%
  10/17/97    Tranzionic Cos.                         101.44     Tender Offer       29.00     29.00   (1.5%)  (2.9%)   5.5%   88.6%
  12/23/97    Union Corp.                             182.67     Tender Offer       31.50     31.50   14.5%   13.5%   29.2%   41.6%
   1/29/98    Monroe, Inc.                             48.62     Tender Offer       10.77     10.77    5.1%   10.5%    7.7%   74.1%
   2/17/98    Bell Sports Corp.                       141.98     Tender Offer       10.50     10.25   16.7%   15.9%   11.3%  102.4%
   3/11/98    Portec Inc.                              71.26   Cash Acquisition     16.00     16.00    8.9%   14.3%   11.3%   45.5%
   3/16/98    Norwood Promotional Products            162.47     Tender Offer       20.70     20.70   19.1%   19.1%   23.6%   38.0%
   4/03/98    Bertucci's Inc.                          97.16     Tender Offer       10.50     10.50   35.5%   35.5%   33.3%   86.7%
   5/21/98    National Gas & Oil Co.                   93.04     Tender Offer       13.00     13.00    7.2%   18.2%   26.1%   52.7%
   6/02/98    Housecall Medical Resources, Inc.        50.15     Tender Offer        1.50      1.50   23.2%    2.7%   14.3%  (63.1%)
   6/16/98    Personnel Management Inc.                34.70     Tender Offer       16.00     16.00   25.5%   23.1%   23.1%   66.2%
   6/22/98    GT Bicycles Inc.                        168.63     Tender Offer        8.00      8.00   68.4%   77.8%   36.2%   (1.5%)
   7/17/98    Decrane Aircraft Holdings Inc.          183.54     Tender Offer       23.00     23.00   30.5%   28.7%   31.4%   33.3%
   7/28/98    Compdent Corp.                          151.70     Tender Offer       18.00     18.00   33.3%   30.9%   23.6%  (15.8%)
   7/29/98    E-Z Serve Corp.                          41.61     Tender Offer        0.60      0.60   37.1%   20.0%   37.1%  (20.0%)
   9/18/98    Spaghetti Warehouse, Inc.                60.00     Tender Offer        8.00      8.00   39.1%   32.0%    2.4%   13.3%
  11/09/98    Global Motorsport Group, Inc.           100.87     Tender Offer       19.50     19.50   15.6%   14.7%   44.4%   35.7%
   1/19/99    Audits & Surveys Worldwide, Inc.         42.50   Cash Acquisition      3.24      3.24   32.9%   36.4%   44.0%   12.7%

--------------------
Source: CommScan

Premiums Paid Analysis

                                                                                  Target    Target
                                                                                   Price    Revised  Initial Offer to Stock Price:
                                                                                 Initially   Price   ------------------------------
                                                                                  Offered   Offered                    1
Announcement                                      Transaction     Acquisition       Per       Per    1 Day   1 Week  Month   1 Year
    Date      Target                              Value (mm)       Technique       Share     Share   Prior   Prior   Prior   Prior
------------  ----------------------------------  -----------  ----------------  ---------  -------  ------  ------  ------  ------
   2/22/99    Oacis Healthcare Holdings                47.42     Tender Offer        4.45      4.45   36.9%   42.4%   42.4%   31.9%
   2/23/99    Damen Financial Corp.                    51.75     Tender Offer       18.35     18.35   20.3%   28.8%   24.4%    1.2%
   3/08/99    Analysis & Technology Inc.              102.30     Tender Offer       26.00     26.00   18.9%   16.2%   23.8%   21.6%
   3/15/99    Haskel International, Inc.               62.82     Tender Offer       12.90     12.90   42.3%   49.6%   51.8%   26.6%
   3/25/99    Sheridan Healthcare Inc.                125.29     Tender Offer        9.25      9.25    8.8%   12.1%   17.5%  (39.8%)
   4/26/99    Bridgeport Machines Inc.                 55.93   Cash Acquisition     10.00     10.00   67.5%   77.8%   81.8%  (20.8%)
   5/07/99    Instron Corp.                           182.09     Tender Offer       22.00     22.00   36.4%   29.4%   37.5%    9.7%
   5/12/99    Optek Technology, Inc.                  190.97     Tender Offer       25.50     25.50   29.9%   47.8%   96.2%   13.6%
   5/19/99    Fulton Bancorp, Inc.                     31.67     Tender Offer       19.15     19.15   12.6%   12.6%   41.9%  (14.9%)
   7/22/99    White Cap Industries, Inc.              229.93     Tender Offer       16.50     16.50   49.2%   45.1%   50.0%  (13.2%)
   9/03/99    Digital Link Corp.                       86.92     Tender Offer       10.30     10.85   25.8%   23.0%   22.1%  174.7%
   9/27/99    TEAM America Corp.                       33.68     Tender Offer        7.75      7.75   29.2%   26.5%   53.1%   24.0%
   2/25/00    Spanlink Communications Inc.             56.13     Tender Offer       10.50     10.50   (2.3%)   6.3%   28.2%  194.7%

------------------------------------------------------------------------------------------------------------------------------------
Average                                                                                               28.0%   30.2%   38.8%   44.3%

Average Excluding High and Low                                                                        26.3%   27.6%   36.3%   43.3%

Median                                                                                                25.8%   23.0%   30.9%   34.5%

First Quartile                                                                                        36.0%   37.9%   44.2%   72.2%

Third Quartile                                                                                        13.6%   14.3%   22.4%   10.9%
------------------------------------------------------------------------------------------------------------------------------------

--------------------
Source: CommScan

                                                  SunTrust Equitable Securities
PROJECT BARS                                                         08/08/2000
Case: Leveraged Buyout Analysis, Purchase of Stock                     12:48 PM
($ in millions)                                                    Page 1 of 11
--------------------------------------------------------------------------------
SUMMARY
----------------------------------------

----------------------------------------------------
PURCHASE ASSUMPTIONS:
---------------------

Purchase Of Stock                            $ 74.9

Transaction Fees                                6.0
Payoff Existing Senior Debt                    12.8
Existing Debt - Assumed                           -
Less: Options Outstanding                      (8.4)
Non-Compete Agreement                             -
Plus: Required Cash (Excess)                      -
                                        ------------

Financing Requirements                       $ 85.4
                                        ============

Purchase Multiples:
                            2000 EBITDA    7.0 x
                            2001 EBITDA    5.0 x
----------------------------------------------------



--------------------------------------------------------------------
CAPITALIZATION:
---------------                                           % Common
                                     Amount    % Total     Equity
                                     ------    -------    --------
  Senior Term Debt - A               $ 15.0      17.6%       0.0%
  Senior Term Debt - B                 22.5      26.4%       0.0%
  Revolving Credit                        -       0.0%       0.0%
                                 ---------------------------------
     Total Senior Debt                 37.5      43.9%       0.0%

  Mezzanine                               -       0.0%       0.0%
  Senior Subordinated Debt             19.0      22.3%      12.5%
  Seller Note                             -
                                 ---------------------------------
     Total Debt                        56.5      66.2%      12.5%

  Preferred Stock                         -       0.0%       0.0%
  Equity -     Sponsors                28.9      33.8%      72.5%
  Equity -     Management                 -       0.0%      15.0%
  Equity -     STES                       -       0.0%       0.0%
                                 ---------------------------------
     Total Equity                      28.9      33.8%      87.5%

TOTAL CAPITALIZATION                 $ 85.4     100.0%     100.0%
                                 =================================

--------------------------------------------------------------------


---------------------------------------
CALCULATION OF PURCHASE PRICE:
------------------------------

Offer Price Per Share           $ 8.25
Current Share Price             $ 4.13
Premium Offered                  100.0%
---------------------------------------


---------------------------------------
CALCULATION OF INTANGIBLES:
---------------------------

Purchase Price                   $66.6
Less:
  Net Worth                       48.6
                               --------
Goodwill                          17.9
Years of Amortization             20.0
                               --------
   Annual Goodwill Expense         0.9
Transaction Costs                  6.0
Years of Amortization              7.0
                               --------
   Annual Transaction Expense      0.9

Total Amort. of Intang. per Year   1.8
---------------------------------------



--------------------------------------------------------------------------------
RETURNS TO INVESTORS:
---------------------
                                           Multiple of EBITDA
                        --------------------------------------------------------
                           6.0x        6.5x       7.0x        7.5x       8.0x
                        --------------------------------------------------------
Net Terminal Value        $161.1      $176.5     $192.0      $207.4     $222.9

Senior Subordinated Debt    25.4%       26.3%      27.2%       28.1%      29.0%

Sponsors                    32.1%       34.6%      36.8%       39.0%      41.0%
--------------------------------------------------------------------------------



---------------------------------------------------------------------
COVERAGE RATIOS:
----------------
                                                   CLOSING    2001
                                                   ------------------

Total Debt/ Total Capitalization                     66.2%    65.5%
Senior Debt/ Total Capitalization                    43.9%    26.8%

EBITDA/Interest                                      12.2x     2.4x
EBITDA/Senior Interest                               12.2x     4.4x

Senior Debt/EBITDA                                    3.1x     2.1x
Senior Debt/EBIT                                      9.9x     5.1x
Senior Debt/Operating Cash Flow                                3.9x

Total Debt/EBITDA                                     4.6x     3.2x
Total Debt/EBIT                                      14.9x     7.7x
Total Debt/Operating Cash Flow                                 6.0x
---------------------------------------------------------------------

                                                  SunTrust Equitable Securities
PROJECT BARS                                                         08/08/2000
Case: Leveraged Buyout Analysis, Purchase of Stock                     12:48 PM
($ in millions)                                                    Page 2 of 11
================================================================================
PRO FORMA CAPITALIZATION
---------------------------------------------------


--------------------------------------------------------------------------------
SOURCES OF FUNDS
================================================================================

                              --------------------------------------------------
                                                                   % Equity
                                   Amount              %             Owned
                              ----------------   -------------   ---------------
  Revolving Credit                     $    -            0.0%              0.0%
  Existing Debt                             -            0.0%              0.0%
  Senior Term Debt - A                   15.0           17.6%              0.0%
  Senior Term Debt - B                   22.5           26.4%              0.0%
  Mezzanine                                 -            0.0%              0.0%
  Senior Subordinated Debt               19.0           22.3%             12.5%
  Seller Note                               -            0.0%              0.0%
  Preferred Stock                           -            0.0%              0.0%
  Common Equity:
    Sponsors                             28.9           33.8%             72.5%
    Management                              -            0.0%             15.0%
    STES                                    -            0.0%              0.0%
  Excess Cash on Balance Sheet              -            0.0%              0.0%
                              ----------------   -------------   ---------------

TOTAL SOURCES                          $ 85.4          100.0%            100.0%
                              ================   =============   ===============
================================================================================




-----------------------------------------------------------------------
USES OF FUNDS
=======================================================================

                                       --------------------------------
                                            Amount              %
                                       ----------------   -------------
Purchase Of Stock                               $ 74.9           87.8%
Less: Options Outstanding                         (8.4)          (9.8%)
Payoff Existing Senior Debt                       12.8           15.0%
Existing Debt - Assumed                              -            0.0%
Transaction Fees                                   6.0            7.0%
Tender And/Or Consent Costs                          -            0.0%
Non-Compete Agreement                                -            0.0%
Required Cash (Excess)                               -            0.0%
                                       ----------------   -------------



TOTAL USES                                      $ 85.4          100.0%
                                       ================   =============
=======================================================================

                                                  SunTrust Equitable Securities
PROJECT BARS                                                         08/08/2000
Case: Leveraged Buyout Analysis, Purchase of Stock                     12:48 PM
($ in millions)                                                    Page 3 of 11
================================================================================
ASSUMPTIONS
---------------------------------------------

---------------------------------------------
OPERATING RATIOS
---------------------------------------------

                                     PRO FORMA                         PROJECTED
                                     ----------        ----------------------------------------------
                                        2000            2001      2002      2003      2004      2005
                                       ------          ------    ------    ------    ------    ------
Revenue Growth                                          12.8%     17.1%     17.4%     16.6%     15.9%
Cost of Goods Sold                      54.6%           54.8%     55.0%     54.9%     54.6%     55.3%
   Gross Margin                         45.4%           45.2%     45.0%     45.1%     45.4%     44.7%

General & Administrative                29.7%           25.7%     25.7%     26.0%     26.0%     25.7%
Depreciation                             8.7%            7.9%      6.5%      5.6%      5.1%      3.1%
Operating Margin                         7.1%           11.7%     12.8%     13.5%     14.2%     16.0%
EBITDA Margin                           15.8%           19.6%     19.3%     19.1%     19.3%     19.1%

Accounts Rec. (Days of Revenue)         64.79           68.57     67.50     66.31     65.36     64.25
Inventories (Days of COGS)              45.65           34.36     25.98     22.15     19.10     16.29
Prepaid Expenses (% of Revenue)          1.88%           1.55%     1.08%     0.79%     0.70%     0.62%
Other Current Assets (% of Revenue)      1.21%           0.92%     0.83%     0.71%     0.64%     0.55%

Accounts Payable (Days of COGS)         20.33           14.51     18.33     22.91     27.49     32.83
Accrued Expenses (Days of COGS)         27.88           27.49     31.31     34.36     38.18     42.00
Other Current Liab. (Days of COGS)      26.05           21.00     20.62     20.24     20.62     21.00

Depreciation                                           $  6.9    $  6.6    $  6.7    $  7.1    $  5.0
Capital Expenditures - PP&E                            $  8.3    $  8.0    $  5.1    $  5.1    $  5.1

Taxes Rates
-----------
  Tax Rate                                              42.50%    42.50%    42.50%    42.50%    42.50%


                                                  SunTrust Equitable Securities
PROJECT BARS                                                         08/08/2000
Case: Leveraged Buyout Analysis, Purchase of Stock                     12:48 PM
($ in millions)                                                    Page 4 of 11
===============================================================================
INCOME STATEMENTS
------------------------------------------

                                     PRO FORMA                         PROJECTED
                                     ----------        ----------------------------------------------
                                      FYE 6/30                      FISCAL YEAR ENDED 06/30
                                     ----------        ----------------------------------------------
                                        2000            2001      2002      2003      2004      2005
                                       ------          ------    ------    ------    ------    ------
Revenue                                $ 77.4          $ 87.3    $102.2    $120.0    $139.9    $162.2
Cost of Goods Sold                       42.3            47.8      56.2      65.9      76.4      89.6
                                     ----------        ----------------------------------------------
   Gross Margin                          35.2            39.5      46.0      54.1      63.5      72.6

General & Administrative                 23.0            22.4      26.3      31.2      36.4      41.6
Depreciation                              6.7             6.9       6.6       6.7       7.1       5.0
                                     ----------        ----------------------------------------------
  Operating Profit                        5.5            10.2      13.1      16.2      19.9      25.9

    EBITDA                               12.2            17.1      19.7      22.9      27.0      30.9

  Goodwill Amortization                     -            (0.9)     (0.9)     (0.9)     (0.9)     (0.9)
  Amortization of Intagibles             (1.7)           (2.2)     (2.4)     (2.3)     (2.2)     (2.1)
                                     ----------        ----------------------------------------------

       EBIT                               3.8             7.1       9.8      13.0      16.8      22.9

Interest Expense
----------------
  Existing Debt                           1.0               -         -         -         -         -
  Senior Term Debt - A                      -             1.5       1.3       1.1       0.8       0.4
  Senior Term Debt - B                      -             2.4       2.4       2.3       2.3       2.3
  Transaction Cost Amort.                   -             0.9       0.9       0.9       0.9       0.9
  Senior Subordinated Debt                  -             2.3       2.3       2.3       2.3       2.3
                                     ----------        ----------------------------------------------
       Total Interest Expense             1.0             7.0       6.8       6.6       6.3       5.9

Pretax Income                             2.8             0.1       3.0       6.4      10.5      17.0
Provision for Income Taxes                1.1             0.1       1.3       2.7       4.5       7.2
                                     ----------        ----------------------------------------------

Net Income                             $  1.7          $  0.1    $  1.7    $  3.7    $  6.0    $  9.8
                                     ==========        ==============================================

Preferred Dividends                         -               -         -         -         -         -
Net to Retained Earnings               $  1.7          $  0.1    $  1.7    $  3.7    $  6.0    $  9.8
                                     ==========        ==============================================

                                                  SunTrust Equitable Securities
PROJECT BARS                                                         08/08/2000
Case: Leveraged Buyout Analysis, Purchase of Stock                     12:48 PM
($ in millions)                                                    Page 5 of 11
===============================================================================
COMMON SIZED INCOME STATEMENTS
--------------------------------------------------------------

                                     PRO FORMA                         PROJECTED
                                     ----------        ----------------------------------------------
                                      FYE 6/30                      FISCAL YEAR ENDED 06/30
                                     ----------        ----------------------------------------------
                                        2000            2001      2002      2003      2004      2005
                                       ------          ------    ------    ------    ------    ------
Revenue                                100.0%          100.0%    100.0%    100.0%    100.0%    100.0%
Cost of Goods Sold                      54.6%           54.8%     55.0%     54.9%     54.6%     55.3%
                                     ----------        ----------------------------------------------
   Gross Margin                         45.4%           45.2%     45.0%     45.1%     45.4%     44.7%

Labor Expense                            0.0%            0.0%      0.0%      0.0%      0.0%      0.0%
Operating Expense                        0.0%            0.0%      0.0%      0.0%      0.0%      0.0%
General & Administrative                29.7%           25.7%     25.7%     26.0%     26.0%     25.7%
Depreciation                             8.7%            7.9%      6.5%      5.6%      5.1%      3.1%
                                     ----------        ----------------------------------------------
  Operating Profit                       7.1%           11.7%     12.8%     13.5%     14.2%     16.0%

    EBITDA                              15.8%           19.6%     19.3%     19.1%     19.3%     19.1%

Miscellaneous Income (Expense)           0.0%            0.0%      0.0%      0.0%      0.0%      0.0%
Gain (Loss) on Assets Sales              0.0%            0.0%      0.0%      0.0%      0.0%      0.0%
Asset Write-up Depreciation              0.0%            0.0%      0.0%      0.0%      0.0%      0.0%
Transaction Cost Amort.                  0.0%            1.0%      0.8%      0.7%      0.6%      0.5%
Goodwill Amortization                    0.0%           (1.0%)    (0.9%)    (0.7%)    (0.6%)    (0.6%)
                                     ----------        ----------------------------------------------
       EBIT                              7.1%           11.6%     12.8%     13.4%     14.2%     15.9%

Interest Expense
----------------
  Existing Debt                          1.3%            0.0%      0.0%      0.0%      0.0%      0.0%
  Overflow Debt                          0.0%            0.0%      0.0%      0.0%      0.0%      0.0%
  Revolving Credit                       0.0%            0.0%      0.0%      0.0%      0.0%      0.0%
  Senior Term Debt - A                   0.0%            1.7%      1.3%      0.9%      0.6%      0.3%
  Senior Term Debt - B                   0.0%            2.7%      2.3%      2.0%      1.7%      1.4%
  Mezzanine                              0.0%            0.0%      0.0%      0.0%      0.0%      0.0%
  Senior Subordinated Debt               0.0%            2.6%      2.2%      1.9%      1.6%      1.4%
                                     ----------        ----------------------------------------------
  Seller Note                            0.0%            0.0%      0.0%      0.0%      0.0%      0.0%
                                     ----------        ----------------------------------------------
       Total Interest Expense            1.3%            7.0%      5.8%      4.8%      3.9%      3.1%

Pretax Income                            5.8%            4.6%      6.9%      8.6%     10.3%     12.8%
Provision for Income Taxes               1.4%            0.1%      1.2%      2.3%      3.2%      4.5%
                                     ----------        ----------------------------------------------
Net Income                               4.4%            4.6%      5.7%      6.4%      7.1%      8.4%
                                     ==========        ==============================================
Preferred Dividends                      0.0%            0.0%      0.0%      0.0%      0.0%      0.0%
Net to Retained Earnings                 4.4%            4.6%      5.7%      6.4%      7.1%      8.4%
                                     ==========        ==============================================

                                                  SunTrust Equitable Securities
PROJECT BARS                                                         08/08/2000
Case: Leveraged Buyout Analysis, Purchase of Stock                     12:48 PM
($ in millions)                                                    Page 6 of 11
===============================================================================
BALANCE SHEETS
-----------------------------------------

-----------------------------------------
ASSETS
-----------------------------------------

                                      PRO FORMA                                            PROJECTED
                                     ------------                         ----------------------------------------------
                                      As of 6/30     ADJUST   CLOSING                     As of 06/30
                                     ------------    ------   -------     ----------------------------------------------
                                        2000                               2001      2002      2003      2004      2005
                                       ------                             ------    ------    ------    ------    ------
Current Assets:
  Cash & Marketable Securities         $ 0.8         $ -       $ 0.8      $ 0.8     $ 1.5     $ 5.7    $ 10.9    $ 16.9
  Accounts Receivable                   13.7                    13.7       16.4      18.9      21.8      25.1      28.6
  Inventory                              5.3                     5.3        4.5       4.0       4.0       4.0       4.0
  Investments in Sales-Type Leases       3.3                     3.3        3.0       3.0       3.0       3.0       3.0
  Prepaid Expenses                       1.5                     1.5        1.4       1.1       1.0       1.0       1.0
  Deferred Income Taxes                  0.9                     0.9        0.8       0.9       0.9       0.9       0.9
                                     ------------             ----------------------------------------------------------
    TOTAL CURRENT ASSETS                25.6                    25.6       26.9      29.4      36.3      44.8      54.4

Net PPE                                 20.4           -        20.4       21.3      21.5      18.7      15.5      14.4
Other Assets                             5.0                     5.0        4.8       5.3       5.6       6.4       7.1
Investments in Sales-Type Leases         3.9                     3.9        3.4       3.4       3.4       3.4       3.4
Intangible Assets                       17.3                    17.3       15.6      14.4      13.3      12.3      11.4
Transaction Costs                          -         6.0         6.0        5.1       4.3       3.4       2.6       1.7
Acquisition Goodwill                       -        17.9        17.9       17.1      16.2      15.3      14.4      13.5
                                     ------------             ----------------------------------------------------------
    TOTAL FIXED ASSETS                  46.6                    70.6       67.3      65.0      59.7      54.6      51.5

      TOTAL ASSETS                    $ 72.2                  $ 96.1     $ 94.2    $ 94.4    $ 95.9    $ 99.4   $ 105.8
                                     ============             ==========================================================


                                                  SunTrust Equitable Securities
PROJECT BARS                                                         08/08/2000
Case: Leveraged Buyout Analysis, Purchase of Stock                     12:48 PM
($ in millions)                                                    Page 7 of 11
===============================================================================
BALANCE SHEETS
-----------------------------------------

-----------------------------------------
LIABILITIES & EQUITY
-----------------------------------------

                                      PRO FORMA                                            PROJECTED
                                     ------------                         ----------------------------------------------
                                      As of 6/30     ADJUST   CLOSING                     As of 06/30
                                     ------------    ------   -------     ----------------------------------------------
                                        2000                               2001      2002      2003      2004      2005
                                       ------                             ------    ------    ------    ------    ------
Current Liabilities:
  Accounts Payable                     $ 2.4                  $  2.4     $  1.9    $  2.4    $  3.0    $  3.6   $   4.3
  Accrued Expenses                       3.2                     3.2     $  3.6    $  4.1    $  4.5    $  5.0   $   5.5
  Other Current Liabilities              3.0                     3.0     $  2.8    $  2.7    $  2.7    $  2.7   $   2.8
                                     ------------             ----------------------------------------------------------

    TOTAL CURRENT LIABILITIES            8.6                     8.6        8.3       9.2      10.2      11.3      12.6

Deferred Revenue                         2.0                     2.0        1.9       1.7       1.6       1.6       1.6

Long Term Debt:
  Existing Debt                         12.8         (12.8)        -          -         -         -         -         -
  Senior Term Debt - A                     -          15.0      15.0       13.5      11.3       8.3       4.5         -
  Senior Term Debt - B                     -          22.5      22.5       22.5      22.5      22.4      22.4      22.4
  Senior Subordinated Debt                 -          19.0      19.0       19.0      19.0      19.0      19.0      19.0
                                     ------------             ----------------------------------------------------------
    TOTAL LONG TERM DEBT                12.8                    56.5       55.0      52.7      49.7      45.9      41.4

    TOTAL LIABILITIES                   23.4                    67.1       65.1      63.6      61.4      58.8      55.5

Net Worth:
   Equity - Common                      36.0          (7.2)     28.9       28.9      28.9      28.9      28.9      28.9
   Retained Earnings                    12.6         (12.6)        -        0.1       1.8       5.4      11.5      21.3
                                     ------------             ----------------------------------------------------------
      NET WORTH                         48.6                    28.9       28.9      30.6      34.3      40.4      50.1
                                     ------------             ----------------------------------------------------------
       LIABILITIES & NET WORTH        $ 72.0                  $ 95.9     $ 94.0    $ 94.2    $ 95.7    $ 99.2   $ 105.6
                                     ============             ==========================================================

                                                  SunTrust Equitable Securities
PROJECT BARS                                                         08/08/2000
Case: Leveraged Buyout Analysis, Purchase of Stock                     12:48 PM
($ in millions)                                                    Page 8 of 11
===============================================================================
CASH FLOW STATEMENT
----------------------------------------------------

                                                                         PROJECTED
                                                        ----------------------------------------------
                                                                    FISCAL YEAR ENDED 06/30
                                                        ----------------------------------------------
                                                         2001      2002      2003      2004      2005
                                                        ------    ------    ------    ------    ------
NET TO RETAINED EARNINGS                                $  0.1    $  1.7    $  3.7    $  6.0    $  9.8
Non-Cash Adjustments:
  Depreciation and Amortization                            9.1       9.0       9.0       9.3       7.1
  Transaction Cost Amort.                                  0.9       0.9       0.9       0.9       0.9
  Goodwill Amortization                                    0.9       0.9       0.9       0.9       0.9
                                                        ----------------------------------------------
    FUNDS FROM OPERATIONS                                 10.9      12.5      14.4      17.1      18.6

Net Working Capital Requirements:
  Accounts Receivable                                     (2.7)     (2.5)     (2.9)     (3.3)     (3.5)
  Inventory                                                0.8       0.5         -         -         -
  Investments in Sales-Type Leases                         0.3         -         -         -         -
  Prepaid Expenses                                         0.1       0.3       0.2      (0.0)     (0.0)
  Deferred Income Taxes                                    0.1      (0.0)        -      (0.1)        -
  Accounts Payable                                        (0.5)      0.5       0.6       0.6       0.7
  Accrued Expenses                                         0.4       0.5       0.4       0.5       0.5
  Deferred Revenues                                       (0.1)     (0.2)     (0.1)        -         -
  Other Current Liabilities                               (0.3)     (0.0)     (0.1)      0.1       0.0
                                                        ----------------------------------------------
    (INCREASE) IN NET WORKING CAPITAL                     (1.8)     (1.0)     (1.9)     (2.2)     (2.3)

      CASH FROM OPERATIONS                                 9.1      11.5      12.5      14.9      16.3

Capital Expenditures - PP&E                               (8.3)     (8.0)     (5.1)     (5.1)     (5.1)
(Increase)/Decrease in Sales-Type Leases                   0.5         -         -         -         -
(Increase)/Decrease in Other Assets                        0.2      (0.5)     (0.2)     (0.9)     (0.7)
                                                        ----------------------------------------------
        CASH AVAILABLE FOR AMORTIZATION                 $  1.6    $  3.0    $  7.2    $  9.0    $ 10.6
                                                        ==============================================

                                                  SunTrust Equitable Securities
PROJECT BARS                                                         08/08/2000
Case: Leveraged Buyout Analysis, Purchase of Stock                     12:48 PM
($ in millions)                                                    Page 9 of 11
===============================================================================
DEBT ANALYSIS
--------------------------------------------------

Interest Rates & Coupon
-----------------------
  Existing Debt                                                         9.50%
  Senior Term Debt - A                                                  9.96%
  Senior Term Debt - B                                                 10.46%
  Revolving Credit                                                      9.50%
  Mezzanine                                                            12.00%
  Senior Subordinated Debt                                             12.00%

                                                                         PROJECTED
                                                        ----------------------------------------------
                                                                    FISCAL YEAR ENDED 06/30
                                                        ----------------------------------------------
                                                         2001      2002      2003      2004      2005
                                                        ------    ------    ------    ------    ------
CASH AVAILABLE FOR AMORTIZATION                           1.6       3.0       7.2       9.0      10.6
                                                        ----------------------------------------------
Cash For Retirement of Senior Term Debt - A               1.6       3.0       7.2       9.0      10.6
  Senior Term Debt - A Retired                           (1.5)     (2.3)     (3.0)     (3.8)     (4.5)
                                                        ----------------------------------------------
Cash For Retirement of Senior Term Debt - B               0.1       0.7       4.2       5.2       6.1
  Senior Term Debt - B Retired                           (0.0)     (0.0)     (0.0)     (0.0)     (0.0)
                                                        ----------------------------------------------
      CHANGE IN CASH ACCOUNT                              0.0       0.7       4.1       5.2       6.1
                                                        ==============================================


                                               PRO FORMA                                                PROJECTED
                                             --------------                  -------------------------------------------------------
                                              As of 06/30                                              As of 06/30
                                             --------------                  -------------------------------------------------------
                                                 2000            CLOSING      2001        2002         2003        2004         2005
                                                 ----            -------      ----        ----         ----        ----         ----
CAPITALIZATION SUMMARY

  Existing Debt                                 $ 12.8          $    -      $    -      $    -       $    -      $    -       $    -
  Senior Term Debt - A                               -            15.0        13.5        11.3          8.3         4.5            -
  Senior Term Debt - B                               -            22.5        22.5        22.5         22.4        22.4         22.4
  Senior Subordinated Debt                           -            19.0        19.0        19.0         19.0        19.0         19.0
  Common Equity                                   48.6            28.9        28.9        30.6         34.3        40.4         50.1
                                                ------           -----       -------------------------------------------------------
     BOOK CAPITALIZATION                        $ 61.4          $ 85.4      $ 83.9      $ 83.3       $ 84.0      $ 86.3       $ 91.5

     TOTAL DEBT                                 $ 12.8          $ 56.5      $ 55.0      $ 52.7       $ 49.7      $ 45.9       $ 41.4

     BOOK EQUITY                                $ 48.6          $ 28.9      $ 28.9      $ 30.6       $ 34.3      $ 40.4       $ 50.1

                                                  SunTrust Equitable Securities
PROJECT BARS                                                         08/08/2000
Case: Leveraged Buyout Analysis, Purchase of Stock                     12:48 PM
($ in millions)                                                   Page 10 of 11
===============================================================================
RATIO ANALYSIS
-------------------------------

                                                 HISTORICAL                                           PROJECTED
                                              -----------------               -----------------------------------------------
                                                  As of 06/30                                        As of 06/30
                                              -----------------               -----------------------------------------------
                                                    2000           CLOSING      2001       2002       2003      2004     2005
                                                    ----           -------      ----       ----       ----      ----     ----
Total Debt/ Total Capitalization                   20.8%            66.2%      65.5%      63.2%      59.2%     53.2%    45.2%
Senior Debt/ Total Capitalization                  20.8%            43.9%      26.8%      26.9%      26.7%     26.0%    24.5%

EBITDA/Interest                                       -             12.2        2.4        2.9        3.5       4.3      5.2
EBITDA/Senior Interest                                -             12.2        4.4        5.3        6.6       8.5     11.1

Senior Debt/EBITDA                                    -              3.1        2.1        1.7        1.3       1.0      0.7
Senior Debt/EBIT                                      -              9.9        5.1        3.4        2.4       1.6      1.0
Senior Debt/Operating Cash Flow                       -                -        3.9        2.9        2.5       1.8      1.4

Total Debt/EBITDA                                     -              4.6        3.2        2.7        2.2       1.7      1.3
Total Debt/EBIT                                       -             14.9        7.7        5.4        3.8       2.7      1.8
Total Debt/Operating Cash Flow                        -                -        6.0        4.6        4.0       3.1      2.5


                                                  SunTrust Equitable Securities
PROJECT BARS                                                         08/08/2000
Case: Leveraged Buyout Analysis, Purchase of Stock                     12:48 PM
($ in millions)                                                   Page 11 of 11
===============================================================================
RETURN ANALYSIS
---------------------------

----------------------------------------
EXIT YEAR                          2005

EXIT EBITDA MULTIPLE               7.0x
----------------------------------------


------------------------------------------------------
PROCEEDS ALLOCATION
-----------------------------------------


Exit Year EBITDA                                 30.9
x  EBITDA Multiple                                7.0x
                                        --------------
    EXIT VALUATION                            $ 216.4

PLUS:  Excess Cash                               16.9
LESS:  Total Remaining Debt                     (41.4)
LESS:  1% PIK on Subordinated Debt               (1.0)
                                        --------------

    NET PROCEEDS TO ALLOCATE                  $ 191.0
                                        ==============


    Sponsors                                  $ 138.5
    Management                                $  28.7
    Senior Subordinated Debt                  $  23.9
------------------------------------------------------



------------------------------------------------------------------------------------------
EQUITY ALLOCATION                                                       Semi-      Fully-
----------------------------------       Investment         %         Diluted     Diluted
                                        --------------------------------------------------
    Sponsors                                 $ 28.9       100.0%        85.3%       72.5%
    Management                                    -         0.0%         0.0%        0.0%
    STES                                          -         0.0%         0.0%        0.0%
    Senior Subordinated Debt                   19.0          *          14.7%       12.5%
    Management Performance Option                *           *            *         15.0%
                                        --------------------------------------------------
  TOTAL EQUITY ALLOCATION                    $ 47.9       100.0%       100.0%      100.0%
                                        ==================================================
------------------------------------------------------------------------------------------


                                                                                                  PROJECTED
                                                                       -------------------------------------------------------------
                                                             CLOSING       2001        2002         2003         2004        2005
                                                             -------       ----        ----         ----         ----        ----
Senior Subordinated Debt
------------------------------------------
Investment                                                   $(19.0)       $  -        $  -         $  -         $  -      $ 19.0
Interest                                                                    2.3         2.3          2.3          2.3         3.2
Participation                                                                 -           -            -            -        23.9
                                                       -----------------------------------------------------------------------------
    IRR =                                      27.24%        $(19.0)      $ 2.3        $2.3         $2.3         $2.3      $ 46.1
                                                       =============================================================================

Sponsors
------------------------------------------
Investment                                                   $(28.9)       $  -        $  -         $  -         $  -      $    -
Participation                                                                 -           -            -            -       138.5
                                                       -----------------------------------------------------------------------------
    IRR =                                      36.84%        $(28.9)       $  -        $  -         $  -         $  -      $138.5
                                                       =============================================================================